Notice of PRE 14A Filing Made Under the Wrong CIK

The PRE 14A filing submitted on December 23, 2009 for COLUMBIA FUNDS VARIABLE INSURANCE TRUST with Accession #0001193125-09-259340 (the “Incorrect PRE 14A Filing”) was made in error and should be ignored as it pertains to a different registrant. On December 23, 2009, the filing agent of COLUMBIA FUNDS VARIABLE INSURANCE TRUST I filed the Incorrect PRE 14A Filing in error using the SEC codes for COLUMBIA FUNDS VARIABLE INSURANCE TRUST. The filing should have been submitted using the SEC codes for COLUMBIA FUNDS VARIABLE INSURANCE TRUST I as the filing pertained to that registrant and not COLUMBIA FUNDS VARIABLE INSURANCE TRUST. The filing was subsequently re-submitted using the correct codes.